EXHIBIT 99.1

NEWS RELEASE – For Immediate Distribution

Body and Mind Inc. Provides Shareholder Update on Arkansas Expansion

VANCOUVER, B.C., CANADA (August 29, 2019) – Body and Mind Inc. (CSE: BAMM, OTCQB: BMMJ) (the “Company” or “BaM”) a multi-state operator, is pleased to provide an update on its expansion into Arkansas pursuant to its arrangements with Comprehensive Care Group LLC (“CCG”), which were previously disclosed on the Company’s news release dated March 21, 2019 and the Company’s Form 8-K filed with the United States Securities and Exchange Commission on the same date. The companies are working together to develop a medical marijuana facility in West Memphis, Arkansas.

Construction of the dispensary and cultivation buildings are anticipated to start in early September and a general contractor agreement has been finalized with Grinder & Haizlip Construction. The renovation to the current building is fully funded and is expected to be completed in a four to five-month period, subject to local and state approvals.

The facility is anticipated to be approximately 10,000 square feet with roughly 7,000 square feet for cultivation and operations and 3,000 square feet for the dispensary. The cultivation area is anticipated to allow up to 50 plants and the cultivation facility has been designed to allow maximum production per plant.

“We are very pleased with our success in assisting CCG to obtain a dispensary license and are excited to be moving this project forward together,” stated Robert Hasman, director of the Company. “We are thrilled to be working with CCG and contributing our significant cultivation skills and retail experience to the project. This facility provides a path to launch Body and Mind products to patients in Arkansas and expand our brand awareness. We are also proud to have been selected as one of only 32 dispensary licenses awarded in Arkansas out of more than 200 applications.”

Arkansas’ marijuana laws currently allow reciprocity, which means medical marijuana patients with valid recommendations from other states can access medical marijuana in Arkansas if they fill out a visiting patient form and can provide proof of out-of-state registration. The Arkansas Department of Health requires cannabis in the state to be tested by an analytical testing laboratory for cannabinoid concentrations (CBD and THC), heavy metals, microbiological contaminants, solvents, water activity and moisture content.

The State of Arkansas allows medical patients and caregivers to purchase up to 2.5 ounces of marijuana, or 71 grams, of medical cannabis every 14 days from a state-approved dispensary.

About Body and Mind Inc.

BaM is a well capitalized publicly traded company investing in high quality medical and recreational cannabis cultivation, production and retail. Body and Mind has a strategic investment by Australis Capital Inc. Our wholly owned Nevada subsidiary was awarded one of the first medical marijuana cultivation licenses and holds cultivation and production licenses. BaM products include dried flower, edibles, oils and extracts as well as GPEN Gio cartridges and Lucid Mood offerings. BaM cannabis strains have won numerous awards including the 2019 Las Vegas Weekly Bud Bracket, Las Vegas Hempfest Cup 2016, High Times Top Ten, the NorCal Secret Cup and the Emerald Cup.

BaM continues to expand operations in Nevada, California, Arkansas and Ohio and is dedicated to increasing shareholder value by focusing time and resources on improving operational efficiencies, facility expansions, state licensing opportunities as well as mergers and acquisitions.

Please visit www.bamcannabis.com for more information.

For further information, please contact:

Company Contact:

Michael Mills

President

Tel: 800-361-6312

mmills@bamcannabis.com

Investor Contact:

KCSA Strategic Communications

Valter Pinto, Managing Director

Tel: 212-896-1254

valter@kcsa.com

Media Contact:

KCSA Strategic Communications

Annie Graf, Account Director

Tel: 786-390-2644

agraf@kcsa.com

Neither the Canadian Securities Exchange nor its Market Regulator (as that term is defined in the policies of the Canadian Securities Exchange) accepts responsibility for the adequacy or accuracy of this release.

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of activities, variations in the underlying assumptions associated with the estimation of activities, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.